UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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Current Report

Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

JUNE 23, 2022

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EMPIRE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-16653	73-1238709
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2200 S. Utica Place, Suite 150, Tulsa, Oklahoma   74114

(Address of Principal Executive Offices)       (Zip Code)

Registrant’s telephone number, including area code:   (539) 444-8002

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 23, 2022, Empire Petroleum Corporation (the “Company”) entered into an Equity Distribution Agreement (the “Distribution Agreement”) with Raymond James & Associates, Inc., as agent (“Agent”), pursuant to which the Company may offer and sell (the “Offering”), from time to time, at its option, through or to the Agent, up to an aggregate of $50,000,000 of shares of the Company’s common stock, par value $0.001 per share (the “Shares”). Any Shares to be offered and sold under the Distribution Agreement will be issued and sold pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-260570), filed with the SEC on October 28, 2021, and declared effective on November 5, 2021 (the “Registration Statement”) and the prospectus supplement relating to the Offering, dated June 23, 2022, by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, (the “Securities Act”), or if specified by the Company, by any other method permitted by law, including, but not limited to, in negotiated and block transactions.

Subject to the terms of the Distribution Agreement, the Agent will use its commercially reasonable efforts to sell the Shares on the Company’s behalf, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company cannot provide any assurances that it will issue any Shares pursuant to the Distribution Agreement. The Company will pay the Agent a commission of up to 3.0% of the gross proceeds from each sale of the Shares under the Distribution Agreement. The Company will also reimburse the Agent for certain expenses incurred in connection with the Distribution Agreement, not to exceed $150,000 in the aggregate. The Company has agreed to provide the Agent with customary indemnification rights with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended, or to contribute to payments that the Agent may be required to make because of any of those liabilities.

The Distribution Agreement will terminate upon the earliest of (a) the sale of the maximum number or amount of the Shares permitted to be sold under the Distribution Agreement, or (b) the termination of the Distribution Agreement by either of the parties thereto.

The Company currently intends to use any net proceeds from the Offering for working capital and general corporate purposes.

The foregoing description of the Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Distribution Agreement, which is included hereto as Exhibit 1.1 and incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed or furnished herewith.

Exhibit Number	Description

5.1	Opinion of Porter Hedges LLP.

10.1	Equity Distribution Agreement, dated June 23, 2022, by and between Empire Petroleum Corporation and Raymond James & Associates, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EMPIRE PETROLEUM CORPORATION
Date: June 23, 2022	By:	/s/ Michael R. Morrisett
Michael R. Morrisett President

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